Exhibit 99.1

Charles M. Shaffer
Executive Vice President
Chief Financial Officer
(772) 221-7003
Chuck.Shaffer@seacoastbank.com

SEACOAST REPORTS FOURTH QUARTER AND FULL-YEAR 2017 RESULTS

Full-Year 2017 Net Income Increased 47% to $42.9 Million

Achieved 19% Growth in Year-Over-Year Tangible Book Value per Share

Fourth Quarter Net Income Increased 21% Over the Prior Year Quarter to $13.0 Million

STUART, Fla., January 25, 2018 /GLOBENewswire/ — Seacoast Banking Corporation of Florida (“Seacoast” or “the Company”) (NASDAQ: SBCF) today reported net income of $13.0 million, or $0.28 per share for the fourth quarter of 2017, a 21% or $2.3 million increase from the fourth quarter of 2016. The Company reported fourth quarter adjusted net income1 of $17.3 million, or $0.37 per share, representing a 46% or $5.5 million increase from the fourth quarter of 2016. Full-year 2017 net income was $42.9 million, or $0.99 per share, a 47% or $13.7 million increase compared to prior year results. Full-year 2017 adjusted net income1 was $55.3 million, or $1.28 per share, a 42% or $16.3 million increase compared to prior year results.

For the fourth quarter 2017, return on average tangible assets was 0.97%, return on average tangible shareholders’ equity was 10.7%, and the efficiency ratio was 64.0%, compared to 1.12%, 12.5% and 58.9%, respectively, in the prior quarter and 1.00%, 12.5%, and 62.4%, respectively, in the fourth quarter of 2016.  Adjusted return on average tangible assets1 was 1.23%, adjusted return on average tangible shareholders’ equity1 was 13.5%, and the adjusted efficiency ratio1 was 52.6%, compared to 1.16%, 12.8%, and 57.7%, respectively, in the prior quarter, and 1.05%, 13.1%, and 60.8%, respectively, in the fourth quarter of 2016.

Dennis S. Hudson, III, Seacoast’s Chairman and CEO, said “Seacoast’s 2017 performance demonstrated our ability to consistently grow our banking franchise through both organic initiatives and prudent acquisitions, while simultaneously delivering record shareholder returns, highlighted by a 23% year-over-year increase in adjusted earnings per share. As we navigated the near-term impact of Hurricane Irma, we continued to drive earnings expansion while retaining the quality of our loan portfolio and investing to support our long-term growth objectives.”

Hudson added, “We expect that the recently passed Tax Cuts and Jobs Act of 2017 will further strengthen economic fundamentals across Florida. Our expansion into South Florida, Orlando and Tampa positions Seacoast to capture this expected economic growth in the coming year as we provide a compelling value proposition for consumers and business customers living and operating in these markets.”

Hudson concluded, “The continued execution of our balanced growth strategy, combined with the additional financial resources provided by the tax cut, will enable Seacoast to accelerate investments in our franchise, deliver incremental value for all stakeholders, and further advance our momentum toward our Vision 2020 objectives, which we introduced at our investor day last year.”

Charles M. Shaffer, Seacoast’s Chief Financial Officer, said, “We have been successful in allocating capital throughout the year into accretive opportunities, offsetting the initial dilution from our share issuance in February 2017. We have increased our tangible book value per share from $9.37 per share at the start of the year to $11.15 at year end, representing 19% growth in tangible capital per share. We are exiting the year with a ratio of tangible common equity to tangible assets of 9.4% and a loan to deposit ratio of 83%, providing both capital and low-cost funding for accretive growth in 2018. Our low cost of funding and asset sensitive balance sheet position us well for continued earnings growth in 2018.”

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

Effective in the first quarter of 2017, adjusted net income and adjusted noninterest expense exclude the effect of amortization of acquisition-related intangibles.  Prior periods have been revised to conform with the current period presentation.

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Update on Vision 2020 and the Tax Cuts and Jobs Act of 2017

We are confident in our ability to achieve our Vision 2020 targets announced at investor day in February of 2017. The enactment of the Tax Cuts and Jobs Act of 2017 on December 22, 2017 should have a significant positive impact on the United States economy and growth in our Florida markets. This clearly creates an opportunity for us to accelerate the achievement of our Vision 2020 objectives, through increased growth and appropriate investments. As the impact of this new legislation on our operating markets materializes, we will provide further updates on our progress and updated objectives.

Vision 2020 Targets
Return on Tangible Assets	1.30%+
Return on Tangible Common Equity	16%+
Efficiency Ratio	Below 50%

Notable Items Affecting Fourth Quarter 2017 Results; These Items are Excluded from the Presentation of Adjusted Results

•	Additional income tax expense of $8.6 million was recorded to write down the Company’s net deferred tax asset as a result of the Tax Cuts and Jobs Act of 2017. This estimate is subject to additional procedures which could result in further adjustments in future periods.

•	A $15.2 million gain on the sale of shares of Visa Class B stock was recorded in the fourth quarter. These shares were purchased in early 2017.

•	Merger and acquisition related charges associated with the purchase of Palm Beach Community Bank and NorthStar Banking Corporation totaled $6.8 million. These charges primarily represent change in control payments, legal and investment banking fees, and technology contract termination fees associated with the two acquisitions.

Update on Hurricane Impacts

•	The Company recorded a charge-off of $0.6 million related to a customer with a Caribbean export business which was severely impacted by the fall season hurricanes.

•	Loan pipelines and production across all business lines were disrupted by the storms, the result of business interruption over multiple weeks in the fourth quarter.

Fourth Quarter 2017 Financial Highlights

Income Statement

•	Net income was $13.0 million, or $0.28 per average common diluted share, compared to $14.2 million or $0.32 for the prior quarter and $10.8 million or $0.28 for the fourth quarter of 2016. For the year ended December 31, 2017, net income was $42.9 million, or $0.99 per average common diluted share, compared to $29.2 million or $0.78 for the year ended December 31, 2016. Adjusted net income[1] was $17.3 million, or $0.37 per average common diluted share, compared to $15.1 million or $0.35 for the prior quarter and $11.8 million or $0.31 for the fourth quarter of 2016. For the year ended December 31, 2017, adjusted net income[1] was $55.3 million, or $1.28 per average common diluted share, compared to $39.1 million or $1.04 for the year ended December 31, 2016.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

Effective in the first quarter of 2017, adjusted net income and adjusted noninterest expense exclude the effect of amortization of acquisition-related intangibles.  Prior periods have been revised to conform with the current period presentation.

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•	Net revenues were $74.9 million, an increase of $17.7 million or 31% compared to the prior quarter, and an increase of $27.5 million or 58% from the fourth quarter of 2016. For the year ended December 31, 2017, net revenues were $234.8 million, an increase of $57.4 million or 32% compared to the year ended December 31, 2016. Adjusted revenues[1] were $59.6 million, an increase of $2.4 million, or 4%, from the prior quarter and an increase of $12.3 million, or 26% from the fourth quarter of 2016. For the year ended December 31, 2017, adjusted revenues[1] were $219.5 million, an increase of $43.0 million or 24% compared to the year ended December 31, 2016.

•	Net interest income totaled $48.2 million, an increase of $2.5 million or 5% from the prior quarter and an increase of $10.8 million or 29% from the fourth quarter of 2016. For the year ended December 31, 2017, net interest income totaled $176.3 million, an increase of $36.7 million or 26% compared to the year ended December 31, 2016.

•	Noninterest income totaled $26.6 million, an increase of $15.2 million or 133% compared to the prior quarter and an increase of $16.7 million or 168% from the fourth quarter of 2016. For the year ended December 31, 2017, noninterest income totaled $58.5 million, an increase of $20.7 million or 55% compared to the year ended December 31, 2016. Adjusted noninterest income[1] totaled $11.4 million for the quarter, in line with the prior quarter and an increase of $1.5 million or 15% from the fourth quarter of 2016. For the year ended December 31, 2017, adjusted noninterest income[1] totaled $43.2 million, an increase of $6.3 million or 17% compared to the year ended December 31, 2016. During the quarter the Company sold $28.4 million of residential mortgages originated in prior quarters at a $477 thousand gross premium, recorded as mortgage banking fee income. Brokerage commissions and fees were impacted by a transition during the quarter to a new broker-dealer, and by the effects of Hurricane Irma. Looking forward, we expect the technology solution provided by the new broker-dealer to provide further opportunities for growth. A focus on spend stimulation in the quarter drove additional growth in debit interchange income.

•	Net interest margin was 3.71% in the current quarter compared to 3.74% in the prior quarter and 3.56% in the fourth quarter of 2016. For the year ended December 31, 2017, the net interest margin was 3.73% compared to 3.63% for the year ended December 31, 2016. The net interest margin was affected this quarter when compared to the prior quarter by higher rates on deposits and lower non-cash related loan accretion.

•	The provision for loan losses was $2.3 million compared to $0.7 million in the prior quarter and $1.0 million in the fourth quarter of 2016. The increase of $1.6 million in the current quarter primarily reflects the effect of higher charge-offs. As discussed in the hurricane update above, $0.6 million of the current quarter charge-offs related to a single borrower whose business exporting to the Caribbean was significantly impacted by the storms. For the year ended December 31, 2017, the provision for loan losses was $5.6 million compared to $2.4 million for the year ended December 31, 2016, primarily the result of organic growth in the portfolio.

•	Noninterest expense was $39.2 million compared to $34.4 million in the prior quarter and $30.3 million in the fourth quarter of 2016. For the year ended December 31, 2017, noninterest expense was $150.0 million compared to $130.9 million in 2016. Adjusted noninterest expense[1] was $31.4 million compared to $32.8 million in the prior quarter, and $28.9 million in the fourth quarter of 2016. For the year ended December 31, 2017, adjusted noninterest expense[1] was $129.0 million compared to $114.2 million in 2016.

•	The current quarter’s noninterest expense includes an adjustment of $2.0 million of performance related incentives, and merger and acquisition related charges totaling $6.8 million. The merger and acquisition related charges primarily represent change in control payments, legal fees and investment banking, and technology contract termination fees associated with the two acquisitions.

•	Seacoast recorded a $20.4 million income tax provision in the current quarter, compared to $7.9 million in the prior quarter and $5.3 million in the fourth quarter of 2016. For the year ended December 31, 2017, the income tax provision was $36.3 million, compared to $14.9 million in 2016. This quarter’s tax provisioning included an $8.6 million charge for the write down of the company’s net deferred tax asset associated with the Tax Cuts and Jobs Act of 2017.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

Effective in the first quarter of 2017, adjusted net income and adjusted noninterest expense exclude the effect of amortization of acquisition-related intangibles.  Prior periods have been revised to conform with the current period presentation.

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•	Fourth quarter 2017 adjusted revenues[1] increased 4% compared to prior quarter, while adjusted noninterest expense[1] decreased 4%, providing 8% operating leverage. Full-year 2017 adjusted revenues[1] increased 24% compared to prior year results, while adjusted noninterest expense[1] increased 13%, providing 11% operating leverage.

•	The efficiency ratio was 64.0% compared to 58.9% in the prior quarter and 62.4% in the fourth quarter of 2016. For the year ended December 31, 2017, the efficiency ratio was 66.7% compared to 72.1% in 2016. The adjusted efficiency ratio[1] decreased to 52.6% compared to 57.7% in the prior quarter and 60.8% in the fourth quarter of 2016. For the year ended December 31, 2017 the adjusted efficiency ratio decreased to 57.0% compared to 64.6% in 2016.

Balance Sheet

•	At December 31, 2017, the Company had total assets of $5.8 billion and total shareholders' equity of $689.7 million. Book value per share was $14.70 and tangible book value per share was $11.15, compared to $13.66 and $10.95, respectively, at September 30, 2017 and $11.45 and $9.37, respectively, at December 31, 2016.

•	Net loans totaled $3.8 billion at December 31, 2017, an increase of $432 million or 13% compared to September 30, 2017, and an increase of $934 million or 33% from December 31, 2016. Excluding acquisitions, loans increased $278 million or 10% from December 31, 2016.
•	During the fourth quarter, commercial originations were $132 million, consumer and small business originations were $80 million, and closed residential loans retained were $75.6 million.
•	We continue to prudently manage CRE exposure. At 61% and 209% of total risk-based capital respectively, construction and land development and commercial real estate loan concentrations remain well below regulatory guidance.

•	Pipelines (loans in underwriting and approval or approved and not yet closed) at year end continued to reflect the lingering effects of the fall season hurricanes. At December 31, 2017, pipelines were $119 million in commercial, $49 million in mortgage, and $39 million in consumer and small business.
•	Commercial pipelines decreased by $36 million, or 23%, from prior quarter and have increased $30 million, or 34%, over year-ago levels.
•	Mortgage pipelines were lower by $15 million, or 24%, from prior quarter and by $24 million, or 33%, compared to year-ago levels.
•	Consumer and small business decreased from prior quarter by $8 million, or 17%, and were lower than year-ago levels by $7 million, or 16%.

•	Total deposits were $4.6 billion as of December 31, 2017, an increase of $480 million, or 12%, compared to September 30, 2017 and an increase of $1.1 billion, or 30%, from December 31, 2016.
•	During 2017, interest bearing deposits (interest bearing demand, savings and money markets deposits) increased $393 million, or 19%, to $2.4 billion, noninterest bearing demand deposits increased $252 million, or 22%, to $1.4 billion, and CDs increased $424 million, or 121%, to $776 million.
•	Excluding acquired deposits, noninterest bearing deposits increased 7% and total deposits increased 4% compared to December 31, 2016.
•	The Company’s balance sheet continues to be primarily core deposit funded. Core customer funding was $4.0 billion at December 31, 2017, compared to $3.6 billion at September 30, 2017 and $3.4 billion at December 31, 2016.
•	Organic deposits grew 2% compared to prior quarter, with annualized quarterly growth of 10%.
•	Overall cost of deposits in the fourth quarter was 0.29%, reflecting the significant value of the deposit franchise.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

Effective in the first quarter of 2017, adjusted net income and adjusted noninterest expense exclude the effect of amortization of acquisition-related intangibles.  Prior periods have been revised to conform with the current period presentation.

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•	Fourth quarter return on average assets (ROA) was 0.91%, compared to 1.06% in the prior quarter and 0.94% from the fourth quarter of 2016. Return on average tangible assets (ROTA) was 0.97%, compared to 1.12% in the prior quarter and 1.00% in the fourth quarter of 2016. Adjusted ROTA[1] was 1.23% compared to 1.16% in the prior quarter and 1.05% in the fourth quarter of 2016.

Capital

•	The common equity tier 1 capital ratio (CET1) was 12.0%, total capital ratio was 14.2% and the tier 1 leverage ratio was 10.6% at December 31, 2017.
•	Tangible common equity to tangible assets was 9.4% at December 31, 2017, compared to 9.1% at September 30, 2017, and 7.7% at December 31, 2016.

Asset Quality

•	Nonperforming loans to total loans outstanding was 0.47% at December 31, 2017, 0.42% at September 30, 2017, and 0.63% at December 31, 2016.

•	Nonperforming assets to total assets was 0.44% at December 31, 2017, 0.40% at September 30, 2017 and 0.60% at December 31, 2016. Of the $25.7 million in nonperforming assets, $4 million related to five closed branch properties held as REO.

•	The ratio of allowance for loan losses to total loans was 0.71% at December 31, 2017, 0.77% at September 30, 2017, and 0.81% at December 31, 2016. The ratio of allowance for loan losses to non-acquired loans was 0.90% at December 31, 2017, 0.91% at September 30, 2017, and 0.96% at December 31, 2016. The ratio of allowance for loan losses to acquired loans was 0.08% at December 31, 2017, 0.07% at September 30, 2017, and 0.03% at December 31, 2016.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

Effective in the first quarter of 2017, adjusted net income and adjusted noninterest expense exclude the effect of amortization of acquisition-related intangibles.  Prior periods have been revised to conform with the current period presentation.

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FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)	4Q17	3Q17	2Q17	1Q17	4Q16

Selected Balance Sheet Data (at period end):
Total Assets	$5,810,129	$5,340,299	$5,281,295	$4,769,775	$4,680,932
Gross Loans	3,817,377	3,384,991	3,330,075	2,973,759	2,879,536
Total Deposits	4,592,720	4,112,600	3,975,458	3,678,645	3,523,245

Performance Measures:
Net Income	$13,047	$14,216	$7,676	$7,926	$10,771
Net Interest Margin	3.71%	3.74%	3.84%	3.63%	3.56%
Average Diluted Shares Outstanding (000)	46,673	43,792	43,556	39,499	38,252
Diluted Earnings Per Share (EPS)	$0.28	$0.32	$0.18	$0.20	$0.28
Return on (annualized):
Average Assets (ROA)	0.91%	1.06%	0.61%	0.68%	0.94%
Average Tangible Common Equity (ROTCE)	10.7	12.5	7.3	8.8	12.5
Efficiency Ratio	64.0	58.9	73.9	71.1	62.4

Adjusted Operating Measures [1]:
Adjusted Net Income	$17,261	$15,145	$12,665	$10,270	$11,803
Adjusted Diluted EPS	0.37	0.35	0.29	0.26	0.31
Adjusted ROTA	1.23%	1.16%	1.02%	0.90%	1.05%
Adjusted ROTCE	13.5	12.8	11.2	10.7	13.1
Adjusted Efficiency Ratio	52.6	57.7	61.2	64.7	60.8
Adjusted Noninterest Expenses as a Percentage of Average Tangible Assets	2.24	2.50	2.73	2.71	2.56

Other Data
Market Capitalization	$1,182,796	$1,039,506	$1,047,361	$976,368	$838,762
Full Time Equivalent Employees	805	762	759	743	725
Number of ATMs	85	74	76	76	77
Full service banking offices	51	45	45	46	47
Registered online users	83,881	78,880	75,394	71,385	67,243
Registered mobile devices	62,516	58,032	55,013	50,729	47,131

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

Effective in the first quarter of 2017, adjusted net income and adjusted noninterest expense exclude the effect of amortization of acquisition-related intangibles.  Prior periods have been revised to conform with the current period presentation.

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Fourth Quarter and 2017 Strategic Highlights

Vision 2020, which we rolled out in the first quarter of last year, connects innovation and investments over the coming years to desired changes in our operating model, and to enhanced digital customer experience and shareholder returns.

Our operational execution during 2017 has enabled us to remain on track to achieve our Vision 2020 objectives. In 2018, we’ll invest a portion of the tax savings associated with the Tax Cuts and Jobs Act of 2017 to accelerate the achievement of these objectives.

Modernizing How We Sell

•	This year we continued our efforts to deepen customer relationships outside of our banking centers. The number of deposit accounts opened through our website and 24/7 customer support center grew by 12% year over year. Our Customer support center also originated $32.7 million in consumer and small business loans.

•	Our Commercial Banking and Operations teams partnered to increase efficiency across the loan origination process with a focus on optimizing technology, improving cycle time, and enhancing vendor partnerships. This effort will continue well into 2018.

Lowering Our Cost to Serve

•	Customer adoption of more convenient digital channels continues to grow. This summer, non-teller transactions surpassed teller transactions and 41% of checks are now deposited outside of the banking center network, compared to 37% in December of 2016. We expect this shift in customer preference to continue, requiring continued focus on building a digitally integrated business model.

Driving Improvements in How Our Business Operates

•	This year we successfully renegotiated our agreement with a key technology and digital services provider. The agreement expands digital banking capabilities, improves service level agreements, and increases our ability to scale.

•	In November, we consolidated our customer support center in Stuart, migrating all customer support operations to our Orlando location. The modernized, expanded site supports our 24/7 customer service model and our growth strategy.

Scaling and Evolving Our Culture

•	In the first quarter of 2018, a Chief Technology Officer was added to the executive team.

•	We also on-boarded key talent in the areas of data analysis, digital marketing, business-to-business marketing and compliance. These important additions to the Seacoast team help position us for future growth.

OTHER INFORMATION

Conference Call Information

Seacoast will host a conference call on Friday, January 26, 2018 at 10:00 a.m. (Eastern Time) to discuss the earnings results. Investors may call in (toll-free) by dialing (888) 517-2458 (passcode: 6006 509). Slides will be used during the conference call and may be accessed at Seacoast's website at SeacoastBanking.com by selecting "Presentations" under the heading "Investor Services." A replay of the call will be available for one month, beginning late afternoon of January 26, 2018 by dialing (888) 843-7419 and using passcode: 6006 509.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast's website at SeacoastBanking.com. The link is located in the subsection "Presentations" under the heading "Investor Services." Beginning the afternoon of January 26, an archived version of the webcast can be accessed from this same subsection of the website. The archived webcast will be available for one year.

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About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)

Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $5.8 billion in assets and $4.6 billion in deposits as of December 31, 2017. The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through advanced banking solutions, 51 traditional branches of its locally-branded wholly-owned subsidiary bank, Seacoast Bank, and five commercial banking centers. Offices stretch from Ft. Lauderdale, Boca Raton and West Palm Beach north through the Daytona Beach area, into Orlando and Central Florida and the adjacent Tampa market, and west to Okeechobee and surrounding counties. More information about the Company is available at SeacoastBanking.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning, and protections, of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, and for integration of banks that we have acquired, or expect to acquire, as well as statements with respect to Seacoast's objectives, strategic plans, including Vision 2020, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "support", "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "further", "point to," "project," "could," "intend" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2016, under "Special Cautionary Notice Regarding Forward-looking Statements" and "Risk Factors", and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at http://www.sec.gov.

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FINANCIAL HIGHLIGHTS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Dollars in thousands, except per share data)	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2017	2017	2017	2017	2016	2017	2016
Summary of Earnings
Net income	$13,047	$14,216	$7,676	$7,926	$10,771	$42,865	$29,202
Net interest income (1)	48,402	45,903	44,320	38,377	37,628	177,002	140,514
Net interest margin (1), (2)	3.71%	3.74%	3.84%	3.63%	3.56%	3.73%	3.63%

Performance Ratios
Return on average assets-GAAP basis (2)	0.91%	1.06%	0.61%	0.68%	0.94%	0.82%	0.69%
Return on average tangible assets (2),(3)	0.97	1.12	0.66	0.74	1.00	0.88	0.75
Adjusted return on average tangible assets (2), (3), (5)	1.23	1.16	1.02	0.90	1.05	1.09	0.94

Return on average shareholders' equity-GAAP basis (2)	7.87	9.59	5.43	6.89	9.80	7.51	7.06
Return on average tangible shareholders' equity-GAAP basis (2),(3)	10.69	12.45	7.25	8.77	12.51	9.90	8.87
Adjusted return on average tangible common equity (2), (3), (5)	13.49	12.80	11.22	10.74	13.14	12.17	11.25
Efficiency ratio (4)	63.95	58.93	73.90	71.08	62.36	66.68	72.13
Adjusted efficiency ratio (5)	52.55	57.69	61.20	64.65	60.84	57.02	64.60
Noninterest income to total revenue	35.49	20.06	19.16	20.61	20.96	24.88	21.14
Average equity to average assets	11.50	11.06	11.17	9.93	9.56	10.96	9.85

Per Share Data
Net income diluted-GAAP basis	$0.28	$0.32	$0.18	$0.20	$0.28	$0.99	$0.78
Net income basic-GAAP basis	0.29	0.33	0.18	0.20	0.29	1.01	0.79
Adjusted earnings (5)	0.37	0.35	0.29	0.26	0.31	1.28	1.04

Book value per share common	14.70	13.66	13.29	12.34	11.45	14.70	11.45
Tangible book value per share	11.15	10.95	10.55	10.41	9.37	11.15	9.37
Cash dividends declared	0.00	0.00	0.00	0.00	0.00	0.00	0.00

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.
(4)	Defined as (noninterest expense less gains, losses, and expenses on foreclosed properties) divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains).
(5)	Non-GAAP measure - see "Explanation of Certain Unaudited Non-GAAP Financial Measures."

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CONDENSED CONSOLIDATED STATEMENTS OF INCOME	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTER					YTD
	2017				2016	December 31,	December 31,
(Dollars in thousands, except share and per share data)	Fourth	Third	Second	First	Fourth	2017	2016

Interest on securities:
Taxable	$9,153	$8,823	$8,379	$8,087	$6,880	$34,442	$26,133
Nontaxable	231	189	206	287	287	913	1,036
Interest and fees on loans	43,322	40,403	38,209	31,891	32,007	153,825	119,217
Interest on federal funds sold and other investments	638	664	604	510	517	2,416	1,669
Total Interest Income	53,344	50,079	47,398	40,775	39,691	191,596	148,055

Interest on deposits	1,246	930	854	624	622	3,654	2,593
Interest on time certificates	2,032	1,266	814	566	598	4,678	2,074
Interest on borrowed money	1,840	2,134	1,574	1,420	1,046	6,968	3,800
Total Interest Expense	5,118	4,330	3,242	2,610	2,266	15,300	8,467

Net Interest Income	48,226	45,749	44,156	38,165	37,425	176,296	139,588
Provision for loan losses	2,263	680	1,401	1,304	1,000	5,648	2,411
Net Interest Income After Provision for Loan Losses	45,963	45,069	42,755	36,861	36,425	170,648	137,177

Noninterest income:
Service charges on deposit accounts	2,566	2,626	2,435	2,422	2,612	10,049	9,669
Trust fees	941	967	917	880	969	3,705	3,433
Mortgage banking fees	1,487	2,138	1,272	1,552	1,616	6,449	5,864
Brokerage commissions and fees	273	351	351	377	480	1,352	2,044
Marine finance fees	313	137	326	134	115	910	673
Interchange income	2,836	2,582	2,671	2,494	2,334	10,583	9,227
Other deposit based EFT fees	111	100	114	140	125	465	477
BOLI income	1,100	836	757	733	611	3,426	2,213
Other	1,750	1,744	1,624	1,173	1,060	6,291	3,827
	11,377	11,481	10,467	9,905	9,922	43,230	37,427
Gain on sale of VISA stock	15,153	0	0	0	0	15,153	0
Securities gains/(losses), net	112	(47)	21	0	7	86	368
Total Noninterest Income	26,642	11,434	10,488	9,905	9,929	58,469	37,795

Noninterest expenses:
Salaries and wages	16,321	15,627	18,375	15,369	12,476	65,692	54,096
Employee benefits	2,812	2,917	2,935	3,068	2,475	11,732	9,903
Outsourced data processing costs	4,160	3,231	3,456	3,269	3,076	14,116	13,516
Telephone / data lines	538	573	648	532	502	2,291	2,108
Occupancy	3,265	2,447	4,421	3,157	2,830	13,290	13,122
Furniture and equipment	1,806	1,191	1,679	1,391	1,211	6,067	4,720
Marketing	1,490	1,298	1,074	922	847	4,784	3,633
Legal and professional fees	3,054	2,560	3,276	2,132	2,370	11,022	9,596
FDIC assessments	558	548	650	570	661	2,326	2,365
Amortization of intangibles	964	839	839	719	719	3,361	2,486
Asset dispositions expense	105	117	136	53	84	411	553
Net loss/(gain) on other real estate owned and repossessed assets	(112)	(414)	161	(346)	(161)	(711)	(509)
Early redemption cost for Federal Home Loan Bank advances	0	0	0	0	0	0	1,777
Other	4,223	3,427	3,975	3,910	3,207	15,535	13,515
Total Noninterest Expenses	39,184	34,361	41,625	34,746	30,297	149,916	130,881

Income Before Income Taxes	33,421	22,142	11,618	12,020	16,057	79,201	44,091
Income taxes	20,374	7,926	3,942	4,094	5,286	36,336	14,889

Net Income	$13,047	$14,216	$7,676	$7,926	$10,771	$42,865	$29,202

Per share of common stock:

Net income diluted	$0.28	$0.32	$0.18	$0.20	$0.28	$0.99	$0.78
Net income basic	0.29	0.33	0.18	0.20	0.29	1.01	0.79
Cash dividends declared	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Average diluted shares outstanding	46,672,538	43,792,108	43,556,285	39,498,835	38,252,351	43,350,314	37,508,046
Average basic shares outstanding	45,541,099	43,151,248	42,841,152	38,839,284	37,603,789	42,613,086	36,872,007

10

CONDENSED CONSOLIDATED BALANCE SHEETS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands, except share data)	2017	2017	2017	2017	2016

Assets
Cash and due from banks	$104,039	$114,621	88,133	$133,923	$82,520
Interest bearing deposits with other banks	5,465	10,657	20,064	10,914	27,124
Total Cash and Cash Equivalents	109,504	125,278	108,197	144,837	109,644

Time deposits with other banks	12,553	14,591	16,426	0	0

Securities:
Available for sale (at fair value)	955,804	996,799	1,016,744	909,275	950,503
Held to maturity (at amortized cost)	416,863	374,773	397,096	379,657	372,498
Total Securities	1,372,667	1,371,572	1,413,840	1,288,932	1,323,001

Loans held for sale	24,306	29,447	22,262	16,326	15,332

Loans	3,817,377	3,384,991	3,330,075	2,973,759	2,879,536
Less: Allowance for loan losses	(27,122)	(26,232)	(26,000)	(24,562)	(23,400)
Net Loans	3,790,255	3,358,759	3,304,075	2,949,197	2,856,136

Bank premises and equipment, net	66,883	57,092	56,765	58,611	58,684
Other real estate owned	7,640	7,142	8,497	7,885	9,949
Goodwill	147,578	101,747	101,739	64,649	64,649
Other intangible assets, net	19,099	16,102	16,941	13,853	14,572
Bank owned life insurance	123,981	118,762	88,003	85,237	84,580
Net deferred tax assets	25,417	43,951	52,195	55,834	60,818
Other assets	110,246	95,856	92,355	84,414	83,567
Total Assets	$5,810,129	$5,340,299	$5,281,295	$4,769,775	$4,680,932

Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest demand	$1,400,227	$1,284,118	$1,308,458	$1,225,124	$1,148,309
Interest-bearing demand	1,050,755	935,097	934,861	870,457	873,727
Savings	434,346	379,499	376,825	363,140	346,662
Money market	931,458	870,788	861,119	821,606	802,697
Other time certificates	202,430	155,027	155,265	153,840	159,887
Brokered time certificates	217,385	281,551	149,270	66,741	7,342
Time certificates of $100,000 or more	356,119	206,520	189,660	177,737	184,621
Total Deposits	4,592,720	4,112,600	3,975,458	3,678,645	3,523,245

Securities sold under agreements to repurchase	216,094	142,153	167,558	183,107	204,202
Federal Home Loan Bank borrowings	211,000	389,000	395,000	302,000	415,000
Subordinated debt	70,521	70,451	70,381	70,311	70,241
Other liabilities	30,130	31,654	95,521	33,218	32,847
Total Liabilities	5,120,465	4,745,858	4,703,918	4,267,281	4,245,535

Shareholders' Equity
Common stock	4,693	4,351	4,339	4,075	3,802
Additional paid in capital	661,632	576,825	574,842	510,806	454,001
Accumulated earnings/(deficit)	29,208	16,161	1,945	(5,731)	(13,657)
Treasury stock	(2,359)	(1,730)	(1,768)	(1,172)	(1,236)
	693,174	595,607	579,358	507,978	442,910
Accumulated other comprehensive income/(loss), net	(3,510)	(1,166)	(1,981)	(5,484)	(7,513)
Total Shareholders' Equity	689,664	594,441	577,377	502,494	435,397
Total Liabilities & Shareholders' Equity	$5,810,129	$5,340,299	$5,281,295	$4,769,775	$4,680,932

Common Shares Outstanding	46,917,735	43,512,179	43,458,973	40,715,938	38,021,835

Note: The balance sheet at December 31, 2016 has been derived from the audited financial statements at that date.

11

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTERS
	2017				2016
(Dollars in thousands)	Fourth	Third	Second	First	Fourth

Credit Analysis
Net charge-offs (recoveries) - non-acquired loans	$1,475	$612	$304	$211	$87
Net charge-offs (recoveries) - acquired loans	(139)	(333)	(405)	(118)	141
Total net charge-offs (recoveries)	$1,336	$279	$(101)	$93	$228

TDR valuation adjustments	$37	$169	$64	$49	$55

Net charge-offs (recoveries) to average loans - non-acquired loans	0.16%	0.07%	0.04%	0.03%	0.01%
Net charge-offs (recoveries) to average loans - acquired loans	(0.02)	(0.04)	(0.05)	(0.02)	0.02
Total net charge-offs (recoveries) to average loans	0.14	0.03	(0.01)	0.01	0.03

Loan loss provision (recapture) - non-acquired loans	$2,053	$795	$1,690	$1,504	$1,161
Loan loss provision (recapture) - acquired loans	210	(115)	(289)	(200)	(161)
Total loan loss provision	$2,263	$680	$1,401	$1,304	$1,000

Allowance for loan losses - non-acquired loans	$26,363	$25,822	$25,809	$24,487	$23,243
Allowance for loan losses - acquired loans	759	410	191	75	157
Total allowance for loan losses	$27,122	$26,232	$26,000	$24,562	$23,400

Non-acquired loans at end of period	$2,922,609	$2,837,490	$2,722,866	$2,572,549	$2,425,850
Purchased noncredit impaired loans at end of period	877,351	537,057	594,077	388,228	440,690
Purchased credit impaired loans at end of period	17,417	10,443	13,132	12,982	12,996
Total loans	$3,817,377	$3,384,990	$3,330,075	$2,973,759	$2,879,536

Non-acquired loans allowance for loan losses to non-acquired loans at end of period	0.90%	0.91%	0.95%	0.95%	0.96%
Total allowance for loan losses to total loans at end of period	0.71	0.77	0.78	0.83	0.81
Acquired loans allowance for loan losses to acquired loans at end of period	0.08	0.07	0.03	0.02	0.03
Discount for credit losses to acquired loans at end of period	2.33	2.77	3.37	4.25	4.18

End of Period
Nonperforming loans - non-acquired loans	$11,088	$10,877	$10,541	$10,557	$11,023
Nonperforming loans - acquired loans	6,955	3,498	6,632	6,428	7,048
Other real estate owned - non-acquired	2,246	1,748	1,748	2,790	3,041
Other real estate owned - acquired	1,632	1,632	1,645	1,203	1,203
Bank branches closed included in other real estate owned	3,762	3,762	5,104	3,892	5,705
Total nonperforming assets	$25,683	$21,517	$25,670	$24,870	$28,020

Restructured loans (accruing)	$15,559	$16,181	$16,941	$18,125	$17,711

Nonperforming loans to loans at end of period - non-acquired loans	0.38%	0.38%	0.39%	0.41%	0.45%
Nonperforming loans to loans at end of period - acquired loans	0.78	0.64	1.09	1.60	1.55
Allowance for loan losses to nonperforming loans - non-acquired loans	237.76	237.40	244.84	231.95	210.86
Total nonperforming loans to loans at end of period	0.47	0.42	0.52	0.57	0.63

Nonperforming assets to total assets - non-acquired	0.29%	0.31%	0.33%	0.36%	0.42%
Nonperforming assets to total assets - acquired	0.15	0.10	0.16	0.16	0.18
Total nonperforming assets to total assets	0.44	0.40	0.49	0.52	0.60

Average Balances
Total average assets	$5,716,230	$5,316,119	$5,082,002	$4,699,745	$4,572,188
Less: Intangible assets	149,432	118,364	114,563	78,878	79,620
Total average tangible assets	$5,566,798	$5,197,755	$4,967,439	$4,620,867	$4,492,568

Total average equity	$657,100	$587,919	$567,448	$466,847	$437,077
Less: Intangible assets	149,432	118,364	114,563	78,878	79,620
Total average tangible equity	$507,668	$469,555	$452,885	$387,969	$357,457

	December 31,	September 30,	June 30,	March 31,	December 31,
LOANS	2017	2017	2017	2017	2016

Construction and land development	$343,195	$245,151	$230,574	$174,992	$160,116
Commercial real estate	1,639,991	1,478,091	1,464,068	1,354,140	1,357,592
Residential real estate	1,038,740	941,169	991,144	893,674	836,787
Installment loans to individuals	188,712	184,485	178,595	165,039	153,945
Commercial and financial	606,015	535,457	465,138	385,189	370,589
Other loans	724	637	556	725	507
Total Loans	$3,817,377	$3,384,990	$3,330,075	$2,973,759	$2,879,536

12

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2017	2017	2017	2017	2016

Customer Relationship Funding
Noninterest demand
Commercial	$1,073,539	$997,749	$995,720	$916,940	$860,449
Retail	253,454	217,809	238,506	234,109	220,134
Public funds	50,837	43,686	47,691	52,126	48,690
Other	22,397	24,874	26,541	21,949	19,036
	1,400,227	1,284,118	1,308,458	1,225,124	1,148,309

Interest-bearing demand
Commercial	157,272	156,176	155,178	117,629	102,320
Retail	702,616	670,705	659,906	613,121	591,808
Public funds	190,867	108,216	119,777	139,707	179,599
	1,050,755	935,097	934,861	870,457	873,727

Total transaction accounts
Commercial	1,230,811	1,153,925	1,150,898	1,034,569	962,769
Retail	956,070	888,514	898,412	847,230	811,942
Public funds	241,704	151,902	167,468	191,833	228,289
Other	22,397	24,874	26,541	21,949	19,036
	2,450,982	2,219,215	2,243,319	2,095,581	2,022,036

Savings	434,346	379,499	376,825	363,140	346,662

Money market
Commercial	375,471	360,567	351,871	313,094	286,879
Retail	471,086	431,325	427,575	414,886	411,696
Public funds	84,901	78,896	81,673	93,626	104,122
	931,458	870,788	861,119	821,606	802,697

Time certificates of deposit	775,934	643,098	494,195	398,318	351,850
Total Deposits	$4,592,720	$4,112,600	$3,975,458	$3,678,645	$3,523,245

Customer sweep accounts	$216,094	$142,153	$167,558	$183,107	$204,202

Total core customer funding (1)	$4,032,880	$3,611,655	$3,648,821	$3,463,434	$3,375,597

(1) Total deposits and customer sweep accounts, excluding certificates of deposits.

13

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES (1)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2017						2016
	Fourth Quarter			Third Quarter			Fourth Quarter
	Average		Yield/	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Securities:
Taxable	$1,369,921	$9,153	2.67%	$1,356,276	$8,823	2.60%	$1,251,015	$6,880	2.20%
Nontaxable	31,282	354	4.53	26,256	290	4.42	28,589	441	6.17
Total Securities	1,401,203	9,507	2.71	1,382,532	9,113	2.64	1,279,604	7,321	2.29

Federal funds sold and other investments	79,025	638	3.20	76,773	664	3.43	90,437	517	2.28

Loans, net	3,691,344	43,375	4.66	3,407,376	40,456	4.71	2,833,895	32,056	4.50

Total Earning Assets	5,171,572	53,520	4.11	4,866,681	50,233	4.10	4,203,936	39,894	3.78

Allowance for loan losses	(26,298)			(26,299)			(22,819)
Cash and due from banks	121,109			99,864			90,082
Premises and equipment	64,121			57,023			59,108
Intangible assets	149,432			118,364			79,620
Bank owned life insurance	123,272			95,759			48,954
Other assets	113,022			104,727			113,307

Total Assets	$5,716,230			$5,316,119			$4,572,188

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$976,295	$367	0.15%	$927,278	$273	0.12%	$812,056	$149	0.07%
Savings	431,124	94	0.09	377,729	52	0.05	343,753	44	0.05
Money market	929,914	785	0.33	870,166	605	0.28	824,440	429	0.21
Time deposits	761,720	2,032	1.06	548,092	1,266	0.92	360,712	598	0.66
Federal funds purchased and
securities sold under agreements to repurchase	166,006	231	0.55	165,160	204	0.49	184,612	110	0.24
Federal Home Loan Bank borrowings	320,380	968	1.20	439,755	1,293	1.17	339,457	392	0.46
Other borrowings	70,480	641	3.61	70,409	637	3.59	70,197	544	3.08

Total Interest-Bearing Liabilities	3,655,919	5,118	0.56	3,398,589	4,330	0.51	2,935,227	2,266	0.31

Noninterest demand	1,373,403			1,276,779			1,167,687
Other liabilities	29,808			52,832			32,197
Total Liabilities	5,059,130			4,728,200			4,135,111

Shareholders' equity	657,100			587,919			437,077

Total Liabilities & Equity	$5,716,230			$5,316,119			$4,572,188

Interest expense as a % of earning assets			0.39%			0.35%			0.21%
Net interest income as a % of earning assets		$48,402	3.71%		$45,903	3.74%		$37,628	3.56%

(1)

On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost.

Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

14

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES (1)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2017			2016
	Year to Date			Year to Date
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Securities:
Taxable	$1,316,972	$34,442	2.61%	$1,174,627	$26,133	2.22%
Nontaxable	28,369	1,401	4.94	25,841	1,592	6.16
Total Securities	1,345,341	35,843	2.66	1,200,468	27,725	2.31

Federal funds sold and other investments	71,352	2,416	3.39	75,442	1,669	2.21

Loans, net	3,323,403	154,043	4.64	2,584,389	119,587	4.63

Total Earning Assets	4,740,096	192,302	4.06	3,860,299	148,981	3.86

Allowance for loan losses	(25,485)			(21,131)
Cash and due from banks	106,710			88,919
Premises and equipment	59,842			60,470
Intangible assets	115,511			66,611
Bank owned life insurance	97,939			45,009
Other assets	112,004			101,645

Total Assets	$5,206,617			$4,201,822

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$922,353	$1,065	0.12%	$764,917	$616	0.08%
Savings	385,515	241	0.06	325,371	161	0.05
Money market	868,427	2,348	0.27	791,998	1,816	0.23
Time deposits	523,646	4,678	0.89	351,646	2,074	0.59
Federal funds purchased and securities sold under agreements to repurchase	171,686	782	0.46	187,560	484	0.26
Federal Home Loan Bank borrowings	377,396	3,743	0.99	198,268	1,256	0.63
Other borrowings	70,377	2,443	3.47	70,097	2,060	2.94

Total Interest-Bearing Liabilities	3,319,400	15,300	0.46	2,689,857	8,467	0.31

Noninterest demand	1,279,825			1,066,463
Other liabilities	36,993			31,628
Total Liabilities	4,636,218			3,787,948

Shareholders' equity	570,399			413,874

Total Liabilities & Equity	$5,206,617			$4,201,822

Interest expense as a % of earning assets			0.32%			0.22%
Net interest income as a % of earning assets		$177,002	3.73%		$140,514	3.63%

(1)

On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost.

Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

15

Explanation of Certain Unaudited Non-GAAP Financial Measures

This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

Effective in the first quarter of 2017, adjusted net income and adjusted noninterest expense exclude the effect of amortization of acquisition-related intangibles. Prior periods have been revised to conform with the current period presentation.

16

	QUARTER					YTD
	Fourth	Third	Second	First	Fourth	December 31,	December 31,
(Dollars in thousands except per share data)	2017	2017	2017	2017	2016	2017	2016
Net income	$13,047	$14,216	$7,676	$7,926	$10,771	$42,865	$29,202

BOLI income (benefits upon death)	0	0	0	0	0	0	(464)
Gain on Sale of Visa Class B Shares	(15,153)	0	0	0	0	(15,153)	0
Security (gains) / losses	(112)	47	(21)	0	(7)	(86)	(368)
Total Adjustments to Revenue	(15,265)	47	(21)	0	(7)	(15,239)	(832)

Merger related charges	6,817	491	5,081	533	561	12,922	9,028
Amortization of intangibles	963	839	839	719	719	3,360	2,486
Business continuity expenses - Hurricane Irma	0	352	0	0	0	352	0
Branch reductions and other expense initiatives	0	(127)	1,876	2,572	163	4,321	3,357
Early redemption cost for FHLB advances	0	0	0	0	0	0	1,777
Total Adjustments to Noninterest Expense	7,780	1,555	7,796	3,824	1,443	20,955	16,648

Effective tax rate on adjustments	3,147	(673)	(2,786)	(1,480)	(404)	(1,792)	(5,949)
Effect of change in corporate tax rate	8,552	0	0	0	0	8,552	0
Adjusted Net Income	$17,261	$15,145	$12,665	$10,270	$11,803	$55,341	$39,069
Earnings per diluted share, as reported	0.28	0.32	0.18	0.20	0.28	0.99	0.78
Adjusted Earnings per Diluted Share	0.37	0.35	0.29	0.26	0.31	1.28	1.04
Average shares outstanding (000)	46,673	43,792	43,556	39,499	38,252	43,350	37,508

Revenue	$74,868	$57,183	$54,644	$48,070	$47,354	$234,765	$177,383
Total Adjustments to Revenue	(15,265)	47	(21)	0	(7)	(15,239)	(832)
Adjusted Revenue	59,603	57,230	54,623	48,070	47,347	219,526	176,551

Noninterest Expense	39,184	34,361	41,625	34,746	30,297	149,916	130,881
Total Adjustments to Noninterest Expense	7,780	1,555	7,796	3,824	1,443	20,955	16,648
Adjusted Noninterest Expense	31,404	32,806	33,829	30,922	28,854	128,961	114,233

Adjusted Noninterest Expense	31,404	32,806	33,829	30,922	28,854	128,961	114,233
Foreclosed property expense and net (gain)/loss on sale	(7)	(298)	297	(293)	(78)	(301)	43
Net Adjusted Noninterest Expense	31,411	33,104	33,532	31,215	28,932	129,262	114,190

Adjusted Revenue	59,603	57,230	54,623	48,070	47,347	219,526	176,551
Impact of FTE adjustment	174	154	164	211	204	703	204
Adjusted Revenue on a fully taxable equivalent basis	59,777	57,384	54,787	48,281	47,551	220,229	176,755
Adjusted Efficiency Ratio	52.6%	57.7%	61.2%	64.7%	60.8%	58.7%	64.6%

Average Assets	$5,716,230	$5,316,119	$5,082,002	$4,699,745	$4,572,188	$5,206,617	$4,201,819
Less average goodwill and intangible assets	(149,432)	(118,364)	(114,563)	(78,878)	(79,620)	(115,511)	(66,608)
Average Tangible Assets	5,566,798	5,197,755	4,967,439	4,620,867	4,492,568	5,091,106	4,135,211

Return on Average Assets (ROA)	0.91%	1.06%	0.61%	0.68%	0.94%	0.82%	0.69%
Impact of removing average intangible assets and related amortization	0.06	0.06	0.05	0.06	0.06	0.06	0.05
Return on Tangible Average Assets (ROTA)	0.97	1.12	0.66	0.74	1.00	0.88	0.74
Impact of other adjustments for Adjusted Net Income	0.26	0.04	0.36	0.16	0.05	0.21	0.20
Adjusted Return on Average Tangible Assets	1.23	1.16	1.02	0.90	1.05	1.09	0.94

Average Shareholders' Equity	$657,100	$587,919	$567,448	$466,847	$437,077	$570,399	$406,084
Less average goodwill and intangible assets	(149,432)	(118,364)	(114,563)	(78,878)	(79,620)	(115,511)	(66,608)
Average Tangible Equity	507,668	469,555	452,885	387,969	357,457	454,888	339,476

Return on Average Shareholders' Equity	7.9%	9.6%	5.4%	6.9%	9.8%	7.5%	7.2%
Impact of removing average intangible assets and related amortization	2.8	2.9	1.9	1.9	2.7	2.4	1.9
Return on Average Tangible Common Equity (ROTCE)	10.7	12.5	7.3	8.8	12.5	9.9	9.1
Impact of other adjustments for Adjusted Net Income	2.8	0.3	3.9	1.9	0.6	2.3	2.4
Adjusted Return on Average Tangible Common Equity	13.5	12.8	11.2	10.7	13.1	12.2	11.5

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